EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
                                                                    JURISDICTION
Scholastic Inc.                                                     New York
      Scholastic Book Clubs, Inc.                                   Missouri
         Scholastic Operations Group L.L.C.                         Delaware
      Scholastic Entertainment Inc.                                 New York
         SE Distribution Inc.                                       Delaware
         524 Films L.L.C.                                           Delaware
      Scholastic Book Services, Inc.                                Delaware
      Scholastic UK Group L.L.C.                                    Delaware
      Scholastic Group Ltd.                                         England
         Scholastic Ltd.                                            England
            Catteshall Ltd. - (50% owned)                           England
            Scholastic Ireland Ltd.                                 Ireland
            Scholastic Book Clubs Ltd. (formerly Red House          England
            Books Ltd.)
      Weston Woods Studios, Inc.                                    Delaware
         Georgetown Studios, Inc.                                   Connecticut
         Children's Music Library, Inc.                             New York
      Lectorum Publications, Inc.                                   New York
      Quality Education Data, Inc.                                  Delaware
      The Scholastic Store, Inc.                                    New York
      Scholastic Interactive Xchange, Inc.                          Delaware
      Tom Snyder Productions, Inc.                                  Delaware
      Scholastic Distribution Services, Inc.                        Delaware
      Soup2Nuts Inc.                                                Delaware
      RetroRanch Inc. (formerly Science Court Inc.)                 Delaware
      Klutz                                                         California
      Sandvik Publishing Ltd.                                       Nevada
      Teacher's Friend Publications, Inc.                           California
      The Book People Inc. - (80% owned)                            Delaware
      Scholastic Export Inc.                                        Delaware
      Scholastic Book Fairs, Inc.                                   Delaware
      BTBCAT, Inc.                                                  Delaware
      Scholastic Australia Pty. Ltd.                                Australia
         Bookshelf Publishing Australia Pty. Ltd.                   Australia
         Troll School Book Clubs and Fairs Australia Pty. Ltd.      Australia
         Scholastic Australia Superannuation Pty. Ltd.              Australia
         Scholastic Executive Superannuation Pty. Ltd.              Australia
         Oldmeadow Booksellers (Aust.) Pty. Ltd.                    Australia
      Scholastic Canada Ltd.                                        Canada
         Scholastic Productions Canada Ltd.                         Canada
         Scholastic Bookfairs Canada Inc.                           Canada
      Scholastic Hong Kong Limited                                  Hong Kong
      Scholastic India Private Limited                              India
      Scholastic Mexico s.r.l.                                      Mexico
      Scholastic New Zealand Ltd.                                   New Zealand
      Scholastic Argentina S.A.                                     Argentina
      Grolier Incorporated                                          Delaware
         Scholastic at Home Inc. (formerly Grolier Enterprises      Delaware
         Inc.)
         Grolier Interactive Inc.                                   Delaware
         Scholastic Library Publishing, Inc.                        Delaware
         (formerly Grolier Publishing Co., Inc.)
         Grolier Reading Programs Inc.                              Delaware

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SUBISDIARIES OF THE REGISTRANT (CONTINUED)

                                                                    JURISDICTION
      Grolier Telemarketing, Inc.                                   Delaware
      Grolier (New York) Incorporated                               Delaware
      Orchard Books, Inc.                                           New York
      Publishers World Trade Corporation                            Delaware
      Federated Credit Corp.                                        Delaware
      Grolier International, Inc.                                   Delaware
         Grolier Direct Marketing Pty. Ltd.                         Australia
         Grolier International Finance Inc. (Philippines)           Philippines
         (60% owned)
         Grolier (Malaysia) SDN BHD (62% owned)                     Malaysia
      Grolier Overseas Incorporated                                 Delaware
         Grolier International Private Limited (India)              India
         Grolier Limited (Canada)                                   Canada
         Caribe Grolier, Inc.                                       Puerto Rico
         Grolier Limited (U.K.)                                     England
         Grolier Credit Services (U.K.) Limited                     England